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EXHIBIT 11.01

RECONCILIATION OF EARNINGS (LOSS) PER COMMON SHARE

AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA
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
                                                                                THREE        THREE        TWELVE
                                                                                MONTHS       MONTHS       MONTHS         YEAR
                                                             YEAR ENDED         ENDED        ENDED        ENDED          ENDED
                                                             SEPTEMBER 30,    DECEMBER 31,  DECEMBER 31, DECEMBER 31,  DECEMBER 31,
                                                             -------------     -----------  -----------  -----------   ------------
                                                            1997       1998       1997        1998          1998           1999
                                                            ----       ----       ----        ----          ----           ----
                                                                               (UNAUDITED)               (UNAUDITED)
BASIC LOSS PER SHARE:

NUMERATOR

   Basic loss before extraordinary item..................                                                                $(59,959)
   Extraordinary item, net of taxes......................                                                                     918
                                                                                                                         --------
   Basic net loss........................................                                                                $(60,877)
                                                                                                                         ========
DENOMINATOR

   Basic weighted average shares outstanding.............                                                                  37,922
                                                                                                                         ========
   Basic loss per share before extraordinary item........                                                                  $(1.58)
   Extraordinary item....................................                                                                    0.03
                                                                                                                         --------
   Basic loss per share..................................                                                                  $(1.61)
                                                                                                                         ========
DILUTED LOSS PER SHARE:

NUMERATOR:
Diluted:
   Loss before extraordinary item........................                                                                $(59,959)
   Dilutive effect of TIDES securities, net of taxes.....                                                                   1,131
                                                                                                                         --------
   Dilutive loss before extraordinary item                                                                                (58,828)
   Extraordinary item, net of taxes......................                                                                     918
                                                                                                                         --------
   Diluted net loss......................................                                                                $(59,746)
                                                                                                                         ========
DENOMINATOR:
   Weighted average shares outstanding...................                                                                  37,922
   Dilutive effect of options............................                                                                     316
   Dilutive effect of weighted average of TIDES
     securities outstanding .............................                                                                     677
                                                                                                                         --------
   Dilutive weighted average shares outstanding..........                                                                  38,915
                                                                                                                         ========
   Diluted loss per share before extraordinary item......                                                                  $(1.51)
   Extraordinary Item....................................                                                                    0.03
                                                                                                                         --------
   Diluted loss per share................................                                                                  $(1.54)
                                                                                                                         ========
   If anti-dilutive, use basic...........................                                                            Antidilutive



PRO FORMA DATA:

BASIC PRO FORMA INCOME (LOSS) PER SHARE:

NUMERATOR:

   Pro forma income (loss) before
     extraordinary item .................................       $ 98,854   $  2,773   $(13,073)   $ 15,923    $ 31,769   $ 20,676
   Extraordinary item, net of pro
     forma taxes ........................................             --      1,488         --          --       1,488        918
                                                                --------   --------   --------    --------    --------   --------
   Basic pro forma net income (loss) ....................       $ 98,854   $  1,285   $(13,073)   $ 15,923    $ 30,281   $ 19,758
                                                                ========   ========   ========    ========    ========   ========
DENOMINATOR:

   Weighted average shares outstanding ..................         21,534     21,534     21,534      21,534      21,534     37,922
   Shares adjusted under SAB 1.b.3 ......................             --        705         --       3,208       2,570         --
                                                                --------   --------   --------    --------    --------   --------
   Weighted average shares outstanding ..................         21,534     22,239     21,534      24,742      24,104     37,922
                                                                ========   ========   ========    ========    ========   ========
Basic:

   Pro forma income (loss) per share before
     extraordinary item .................................       $   4.59   $   0.12   $  (0.61)   $   0.64    $   1.32   $   0.55
   Extraordinary item, net of pro forma taxes ...........            --       0.06         --         --         0.06       0.03
                                                                --------   --------   --------    --------    --------   --------
   Basic pro forma net income (loss) per share ..........       $   4.59   $   0.06   $  (0.61)   $   0.64    $   1.26   $   0.52
                                                                ========   ========   ========    ========    ========   ========
DILUTED PRO FORMA INCOME (LOSS) PER SHARE:

NUMERATOR:

   Pro forma income (loss) before extraordinary item .. .       $ 98,854   $  2,773   $(13,073)   $ 15,923    $ 31,789   $ 20,676
     Effect of dilutive securities: .....................             --         --         --          --          --         --
      Financing cost of TIDES securities ................             --         --         --          --          --      1,131
      Convertible Subordinated Debentures
       -- stated interest, net of tax ...................          1,107      1,194        296         314       1,211         --
      Convertible Subordinated Debentures
       -- index adjustment ..............................         29,070      8,841     14,903      29,503      23,441         --
                                                                --------   --------   --------    --------    --------   --------
     Dilutive pro forma income before extraordinary
       item .............................................        129,031     12,808      2,126      45,740      56,421     21,807
     Extraordinary item, net of pro forma taxes .........             --      1,488         --          --       1,488        918
                                                                --------   --------   --------    --------    --------   --------
     Diluted pro forma net income .......................       $129,031   $ 11,320   $  2,126    $ 45,740    $ 54,933   $ 20,889
                                                                ========   ========   ========    ========    ========   ========
DENOMINATOR:
   Weighted average shares outstanding ..................         21,534     21,534     21,534      21,534      21,634     37,922
   Shares adjusted under SAB 1.b.3 ......................             --        705         --       3,208       2,670         --
   Effect of dilutive securities:
     TIDES ..............................................             --         --         --          --          --        677
     Convertible Subordinated Debentures ................          4,323      4,323      4,323       4,323       4,323         --
                                                                --------   --------   --------    --------    --------   --------
   Weighted average shares outstanding ..................         25,857     26,582     25,857      29,085      28,427     38,599
                                                                ========   ========   ========    ========    ========   ========
Diluted:
   Diluted income per share before extraordinary
    item ................................................       $   4.99   $   0.48   $   0.08    $   1.57    $   1.98   $   0.56
   Extraordinary item, net of pro forma taxes ...........             --       0.08         --          --        0.05       0.03
                                                                --------   --------   --------    --------    --------   --------
   Diluted income per share .............................       $   4.99   $   0.42   $   0.08    $   1.57    $   1.93   $   0.53
                                                                ========   ========   ========    ========    ========   ========

   If anti-dilutive, use basic...........................         Anti        Anti       Anti        Anti        Anti        Anti
                                                               -dilutive   -dilutive  -dilutive   -dilutive   -dilutive   -dilutive
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